Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the periodic report of JDS Uniphase Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Anthony R. Muller, Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

February 11, 2003	/s/ Anthony R. Muller
Date:	By: Anthony R. Muller
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)